UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report:  August 12, 2003

QUIXOTE CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number  0-7903

DELAWARE	36-267537
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

ONE EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:   (312) 467-6755

Item 5.  Others Events and Regulation FD Disclosure.

On August 12, 2003, the Registrant discussed its financial results for the quarter and year ended June 30, 2003 during a conference call.  Management also disclosed certain estimates about fiscal year 2004, which may be considered important to certain stockholders.  Specifically, management estimates for fiscal 2004 consolidated gross profit margins in the range of 38% to 40%, selling and administrative expenses in the range of 23% to 25% of sales and an effective income tax rate of 36%.  In addition, management has budgeted fiscal 2004 capital expenditures at $5 million, amortization and depreciation expense to be in the range of $5.5 million and interest expense to be less than $2 million.

The conference call was recorded and is available for replay through Tuesday August 19, 2003.  To access the replay, please call 706-645-9291 and enter passcode 2168838; the recorded web cast will also be available at www.quixotecorp.com.

Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report and made during the conference call. For those statements, the Registrant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Item 7.  Financial Statements and Exhibits.

The following Exhibit is included herein:

99           Press Release issued by Quixote Corporation, dated August 12, 2003

Item 9.  Regulation FD Disclosure.

Attached hereto as Exhibit 99, and incorporated by reference herein, is a press release issued by Quixote Corporation announcing its fourth quarter and year-end fiscal 2003 financial results.  This information is furnished under Item 12 of Form 8-K, “Results of Operations and Financial Condition”, in accordance with interim filing guidance by SEC Release No. 33-8216.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE:	August 12, 2003	/s/ Daniel P. Gorey

DANIEL P. GOREY
Vice President, Chief Financial
Officer and Treasurer
(Chief Financial & Accounting
Officer)

EXHIBIT INDEX

Exhibits:

99	Press Release issued by Quixote Corporation dated August 12, 2003